UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2014

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On October 8, 2014, the Company held its 2014 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting,  38,072,040 shares of common stock, par value $1.00 per share, or approximately 95.43%  of the 39,891,158 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s proxy statement filed on August 29, 2014, and the final voting results on each such matter.

Proposal 1:                                   Election of Directors.

The stockholders elected each of the Company’s four Class III director nominees for a three-year term expiring at the 2017 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Withheld	Broker Non-Votes
Patrick J. Kelly	31,903,447	4,032,795	2,135,798
Peter Pace	31,964,581	3,971,661	2,135,798
Timothy J. Romenesko	31,230,703	4,705,539	2,135,798
Ronald B. Woodard	31,998,265	3,937,977	2,135,798

The continuing directors of the Company are Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, Ronald R. Fogleman, James E. Goodwin, David P. Storch and Marc J. Walfish.

Proposal 2:                                   Advisory Vote on Executive Compensation.

The stockholders approved the advisory vote on executive compensation for the fiscal year ended May 31, 2014, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
34,669,972	684,076	582,194	2,135,798

Proposal 3:                                   Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015, as reflected in the following voting results:

For	Against	Abstain
37,644,090	301,096	126,854

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014

AAR CORP.

	By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary